FIRST AMENDMENT TO
AGREEMENT OF LIMITED PARTNERSHIP OF
AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP II, L.P.

THIS FIRST AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP OF AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP II, L.P. (this "Amendment"), is made this November, by and between, AMERICAN REALTY CAPITAL DAILY NET ASSED VALUE TRUST, INC., a Maryland corporation, as general partner (the "General Partner") and AMERICAN REALTY CAPITAL ADVISORS III, LLC, a Delaware limited liability company (the "Initial Limited Partner").

WHEREAS, the General Partner and the Initial Limited Partner entered into that certain Agreement of Limited Partnership of American Realty Capital Operating Partnership II, L.P. dated as of August 15, 2011 (the "Agreement"). Buyer and Seller wish to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promise contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree that the Agreement shall be amended as follows:

1.	Exhibit A to the Agreement is hereby deleted in its entered and replaced with Exhibit A attached hereto.

2.	Miscellaneous. Except as expressly modified hereby, the terms of the Agreement as previously amended, shall remain in full force and effect as written. Any capitalized term used in this Agreement and not otherwise defined herein, shall have the meaning ascribed to such term in the Agreement. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together shall constitute on agreement.

Signatures appear on following pages.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first set forth above.

GENERAL PARTNER:

AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC., a Maryland corporation

By:	/s/ William M. Kahane
Name: William M. Kahane
Title: President

INITIAL LIMITED PARTNER:

AMERICAN REALTY CAPITAL ADVISORS II, LLC, a Delaware limited liability company,

By:	American Realty Capital Trust II Special
Limited Partner, LLC, its Member

By:	AR Capital LLC, LLC, its Managing
Member

	By:	/s/ William M. Kahane
Name: William M. Kahane
Title: President

SPECIAL LIMITED PARTNER:

AMERICAN REALTY CAPITAL TRUST II SPECIAL LIMITED PARTNER, LLC, a Delaware limited liability company

By:	AR Capital LLC, LLC, its Managing Member

	By:	/s/ William M. Kahane
Name: William M. Kahane
Title: President

Exhibit A
Partners' Contributions and Partnership Interests

Name and Address of	Type of Interest	Capital Contribution	Number of Partnership Units	Percentage Interest
American Realty Capital Trust	General Partnership	$200,000	20,000	99.01%
III, Inc.	Interest
405 Park Avenue
New York, New York 10022

American Realty Capital	Limited Partnership	$2000	200	0.99%
Advisors 111, LLC	Interest
405 Park Avenue
New York, New York 10022

American Realty Capital Trust	Subordinated 15%	None	Not	Not
III Special Limited Partner, LLC	interest in		applicable	applicable
405 Park Avenue	distributions
New York, New York 10022	described in Sections
5.1(b), 5.1(c) and
5.1(d)